EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form 10KSB of our report dated May 20, 1999, on our audit of the financial statements of Mason Hill & Company, Inc. for the year ended March 31, 1999.




/s/ LILLING & COMPANY, LLP

Great Neck, New York
August 15, 2000